ION reports fourth quarter and year end 2019 results
Fourth quarter revenue declines by 43% and full year by 3%, driven by reduction in multi-client revenues
HOUSTON – February 5, 2020 – ION Geophysical Corporation (NYSE: IO) today reported revenues of $42.7 million in the fourth quarter 2019 compared to fourth quarter revenues of $74.6 million one year ago. ION's net loss for the fourth quarter 2019 was $14.5 million, or a loss of $1.02 per share, compared to a net loss of $19.3 million, or a loss of $1.38 per share in the fourth quarter 2018. Excluding special items in both periods, the Company reported an Adjusted net loss of $5.7 million, or a loss of $0.40 per share, compared to an Adjusted net income of $15.3 million, or $1.07 per diluted share in the fourth quarter 2018. A reconciliation of special items to the reported financial results can be found in the tables of this press release.
For the full year 2019, the Company reported revenues of $174.7 million, a 3% decrease compared to revenues of $180.0 million one year ago. ION's full year 2019 net loss was $48.2 million, or a loss of $3.41 per share, compared to a net loss of $71.2 million, or a loss of $5.20 per share in 2018. Excluding special items in both periods, the Company reported an Adjusted net loss of $33.9 million, or a loss of $2.40 per share, compared to an Adjusted net loss of $32.5 million, or a loss of $2.37 per share in 2018.
Chris Usher, the Company’s President and Chief Executive Officer, commented, “Our fourth quarter financial results were quite disappointing, primarily because we were not able to launch multiple new acquisition multi-client programs and close several data library deals in our pipeline. As a result, our full year results were down slightly, rather than the upward trajectory we had been building towards for 2019, with timing of fourth quarter multi-client deals countering the annual improvements in all our other businesses. Tighter E&P budgetary controls and lower oil prices subdued year-end spending such that several material deals, on the order of tens of millions of dollars, were not completed prior to year-end.
“We are focused on fundamentals and working areas we directly control. We reorganized the business in two ways to improve our execution and accountability; we restructured our E&P Technology & Services segment to reflect our shift in multi-client strategy to include new 3D acquisition, and implemented a significant cost reduction program to lower our operating expenses. We reorganized our new ventures sales organization to accelerate our entry into the 3D new acquisition multi-client market, bringing our projects closer to the reservoir, where capital investment tends to be more consistent and programs have larger scale revenue and earnings potential.  ION has rapidly grown our 3D library from almost nothing to 350,000 sq km of seamlessly integrated reimaged data over the last few years, which has given us credibility and experience in the space and led to a pipeline of opportunities for new 3D towed streamer or seabed programs we have not seen before. On the cost side of the equation, we recognize the need to reduce our corporate cost structure. In January 2020, we executed a program that will improve focus and execution on strategic initiatives while delivering annualized savings of over $20 million.
“With that work behind us, I am still as excited about ION and our business as when I took the CEO role.  We are aligned around select initiatives that can uniquely position ION in the new industry landscape with the potential for more satisfying results. Offshore is picking up and we see material activity among our client base to rebalance portfolios and maximize value, which drives related data sales opportunities to fill customer knowledge gaps.  Our E&P Technology & Services team has new focus on 3D new acquisition program opportunities, aligned with our leading imaging capabilities. Our Operations Optimization business is growing steadily and we just secured another Marlin™ SmartPort customer after ramping up our port business development capacity.”
The Company reported Adjusted EBITDA of $9.2 million for the fourth quarter 2019, a decrease from the Adjusted EBITDA of $36.5 million one year ago. Adjusted EBITDA was $31.9 million in 2019, compared to $41.7 million in 2018. A reconciliation of Adjusted EBITDA to the closest comparable GAAP numbers can be found in the tables of this press release.
Net cash flows from operations were $14.8 million during the fourth quarter 2019, compared to $14.4 million in the fourth quarter 2018. Total net cash flows, including investing and financing activities, were $4.9 million, compared to $3.4 million one year ago.
Net cash flows from operations were $34.2 million during 2019, compared to $7.1 million in 2018. Total net cash flows, including investing and financing activities, were $(0.7) million in 2019, compared to $(18.6) million in 2018.
At December 31, 2019, the Company had total liquidity of $72.4 million, consisting of $33.1 million of cash on hand, and $39.3 million of available borrowing capacity under its maximum $50.0 million revolving credit facility. There were no outstanding amounts under the credit facility at year-end.
FOURTH QUARTER 2019
The Company's segment revenues for the fourth quarter were as follows (in thousands):

	Three Months Ended December 31,
	2019	2018	% Change
E&P Technology & Services	$29,711	$60,443	(51)%
Operations Optimization	12,998	14,151	(8)%
Total	$42,709	$74,594	(43)%
Within the E&P Technology & Services segment, multi-client revenues were $23.6 million, a decrease of 57%. The decline in multi-client revenues was the result of reduced new venture revenues and reduced year-end data library spending compared to one year ago. Imaging Services revenues were $6.1 million, a 14% increase. Our Imaging Services' business remains healthy entering 2020 with backlog more than double that of one year ago.

Within the Operations Optimization segment, Optimization Software & Services revenues were $5.5 million, a 9% decline from the fourth quarter 2018, Devices revenues were $7.5 million, an 8% decline. Both groups were modestly down during the quarter due to the normal lumpiness of those businesses.
Consolidated gross margin for the quarter was 12%, compared to 51% in the fourth quarter 2018. Excluding special items impacting only the fourth quarter 2019, consolidated gross margin was 34%, as adjusted. Gross margin in the E&P Technology & Services was (1)%, or 29%, as adjusted, compared to 53% one year ago. The decrease in E&P Technology & Service gross margin, as adjusted, was the result of the decline in multi-client revenues. Operations Optimization gross margin was 43%, compared to 52% one year ago, also the result of a decline in revenues.
Consolidated operating expenses were $15.1 million, compared to $54.5 million in the fourth quarter 2018. Excluding special items, consolidated operating expenses, as adjusted, were $14.9 million, compared to $19.8 million in the fourth quarter 2018, and operating margin, as adjusted, was (1)%, compared to 24% in the fourth quarter 2018. The decline in operating margin, as adjusted, was due to the decrease in revenues, partially offset by the decrease in operating expenses, as adjusted, primarily related to reduced sales and bonus-related compensation expenses.
FULL YEAR 2019
The Company's segment revenues for the full year were as follows (in thousands):

	Years Ended December 31,
	2019	2018	% Change
E&P Technology & Services	$125,578	$136,520	(8)%
Operations Optimization	49,101	43,525	13%
Total	$174,679	$180,045	(3)%
Within the E&P Technology & Services segment, multi-client revenues were $103.0 million, a decrease of 12%. Full year 2019 data library revenues increased primarily due to sales of South American data, an increase which was more than offset by a decline in new venture revenues. Imaging Services revenues were $22.5 million, an increase of 14%, associated with increased revenues in the second half of 2019. The increase in Imaging Services revenue is attributed to modest market improvement and the successful execution of the Company's strategy to focus on key clients, applications and basins that benefit from and enables ION to continue enhancing its advanced technologies.
Within the Operations Optimization segment, Optimization Software & Services revenues were $23.1 million, an increase of 10% from 2018. The increase in Optimization Software & Services revenues for the full year was the result of increased deployments and associated engineering services related to ION's Marlin offshore operations optimization software. Devices revenues were $26.0 million, a 16% increase from 2018, driven by an increase in marine equipment replacement and repairs.
Consolidated gross margin was 34%, compared to 33% in 2018. Excluding special items impacting only 2019, consolidated gross margin was 40%, as adjusted. Gross margin in the E&P Technology

& Services was 28%, or 36%, as adjusted, compared to 32% in 2018. While full year E&P Technology & Service's revenues declined in 2019, the improvement in gross margin, as adjusted, was the result of the mix of multi-client revenues and increase in Imaging Services revenues. Operations Optimization gross margin was 50%, compared to 51% in 2018.
Consolidated operating expenses were $84.5 million, compared to $113.9 million in 2018. Excluding special items, consolidated operating expenses, as adjusted, were $78.8 million, compared to $75.2 million in 2018, and operating margin, as adjusted, was (6)%, compared to (9)% in 2018. The improvement in operating margin, as adjusted, was due to the mix of revenues, partially offset by the increase in operating expenses, as adjusted, primarily related to compensation expenses.
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, February 6, 2020, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern Time. To participate in the conference call, dial (877) 407-0672 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 20, 2020. To access the replay, dial (877) 660-6853 and use pass code 13698465#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.
About ION
ION develops and leverages innovative technologies, creating value through data capture, analysis and optimization to enhance critical decision-making, enabling superior returns. For more information, visit iongeo.com.
Contact
Mike Morrison
Executive Vice President and Chief Financial Officer (Interim)
+1.281.552.3011
The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; and political, execution, regulatory, and currency risks. These risks and uncertainties also include risks associated with the WesternGeco litigation and other related proceedings. We cannot predict the outcome of this litigation or the related proceedings. For additional information regarding these various risks and uncertainties, including the WesternGeco litigation, see our Form 10-K for the year ended December 31, 2018, filed on February 7, 2019. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Service revenues	$30,755	$61,095	$131,280	$139,038
Product revenues	11,954	13,499	43,399	41,007
Total net revenues	42,709	74,594	174,679	180,045
Cost of services	21,588	30,271	83,519	100,557
Cost of products	6,810	6,514	22,066	19,868
Impairment of multi-client data library	9,072	—	9,072	—
Gross profit	5,239	37,809	60,022	59,620
Operating expenses:
Research, development and engineering	3,604	4,638	19,025	18,182
Marketing and sales	5,763	5,479	23,207	21,793
General, administrative and other operating expenses	5,699	7,800	42,249	37,364
Impairment of long-lived assets	—	36,553	—	36,553
Total operating expenses	15,066	54,470	84,481	113,892
Loss from operations	(9,827)	(16,661)	(24,459)	(54,272)
Interest expense, net	(3,696)	(3,203)	(13,074)	(12,972)
Other income (expense), net	(679)	180	(1,617)	(436)
Loss before income taxes	(14,202)	(19,684)	(39,150)	(67,680)
Income tax expense (benefit)	148	(587)	8,064	2,718
Net loss	(14,350)	(19,097)	(47,214)	(70,398)
Net income attributable to noncontrolling interests	(144)	(246)	(985)	(773)
Net loss applicable to ION	$(14,494)	$(19,343)	$(48,199)	$(71,171)
Net loss per share:
Basic	$(1.02)	$(1.38)	$(3.41)	$(5.20)
Diluted	$(1.02)	$(1.38)	$(3.41)	$(5.20)
Weighted average number of common shares outstanding:
Basic	14,209	14,007	14,131	13,692
Diluted	14,209	14,007	14,131	13,692

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$33,065	$33,551
Accounts receivable, net	29,548	26,128
Unbilled receivables	11,815	44,032
Inventories, net	12,187	14,130
Prepaid expenses and other current assets	6,012	7,782
Total current assets	92,627	125,623
Deferred income tax asset, net	8,734	7,191
Property, plant and equipment, net	13,188	13,041
Multi-client data library, net	60,384	73,544
Goodwill	23,585	22,915
Right-of-use assets	32,546	47,803
Other assets	2,130	2,435
Total assets	$233,194	$292,552
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2,107	$2,228
Accounts payable	49,316	34,913
Accrued expenses	30,328	31,411
Accrued multi-client data library royalties	18,831	29,256
Deferred revenue	4,551	7,710
Current maturities of operating lease liabilities	11,055	12,214
Total current liabilities	116,188	117,732
Long-term debt, net of current maturities	119,352	119,513
Operating lease liabilities, net of current maturities	30,833	45,592
Other long-term liabilities	1,453	1,891
Total liabilities	267,826	284,728
(Deficit) Equity:
Common stock	142	140
Additional paid-in capital	956,647	952,626
Accumulated deficit	(974,291)	(926,092)
Accumulated other comprehensive loss	(19,318)	(20,442)
Total stockholders’ (deficit) equity	(36,820)	6,232
Noncontrolling interests	2,188	1,592
Total (deficit) equity	(34,632)	7,824
Total liabilities and (deficit) equity	$233,194	$292,552

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(14,350)	$(19,097)	$(47,214)	$(70,398)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (other than multi-client library)	754	1,861	3,657	8,763
Amortization of multi-client data library	9,754	16,444	39,541	48,988
Impairment of multi-client data library	9,072	—	9,072	—
Stock-based compensation expense	965	829	4,701	3,337
Write-down of excess and obsolete inventory	517	665	517	665
Impairment of long-lived assets	—	36,553	—	36,553
Deferred income taxes	(692)	(3,942)	(1,940)	(6,252)
Change in operating assets and liabilities:
Accounts receivable	(5,380)	(2,641)	(3,265)	(7,024)
Unbilled receivables	19,283	(18,401)	32,055	(5,245)
Inventories	338	293	1,067	(353)
Accounts payable, accrued expenses and accrued royalties	(4,020)	1,967	(2,492)	(7,600)
Deferred revenue	(809)	(2,591)	(3,207)	(1,112)
Other assets and liabilities	(586)	2,482	1,658	6,776
Net cash provided by operating activities	14,846	14,422	34,150	7,098
Cash flows from investing activities:
Investment in multi-client data library	(7,579)	(8,365)	(28,804)	(28,276)
Purchase of property, plant and equipment	(1,139)	(1,201)	(2,411)	(1,514)
Net cash used in investing activities	(8,718)	(9,566)	(31,215)	(29,790)
Cash flows from financing activities:
Borrowings under revolving line of credit	25,000	—	40,000	—
Repayments under revolving line of credit	(25,000)	—	(40,000)	(10,000)
Payments on notes payable and long-term debt	(593)	(736)	(2,553)	(30,807)
Cost associated with issuance of debt	—	(682)	—	(1,247)
Net proceeds from issuance of stocks	—	—	—	46,999
Proceeds from employee stock purchases and exercise of stock options	38	214	141	214
Other financing activities	(376)	(227)	(1,134)	(1,351)
Net cash provided by (used in) financing activities	(931)	(1,431)	(3,546)	3,808
Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	(276)	23	(125)	319
Net increase (decrease) in cash, cash equivalents and restricted cash	4,921	3,448	(736)	(18,565)
Cash, cash equivalents and restricted cash at beginning of period	28,197	30,406	33,854	52,419
Cash, cash equivalents and restricted cash at end of period	$33,118	$33,854	$33,118	$33,854

The following table is a reconciliation of cash, cash equivalents and restricted cash (in thousands):

	December 31,
	2019	2018
Cash and cash equivalents	$33,065	$33,551
Restricted cash included in prepaid expenses and other current assets	53	—
Restricted cash included in other long-term assets	—	303
Total cash, cash equivalents, and restricted cash shown in statements of cash flows	$33,118	$33,854

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
Net revenues:
E&P Technology & Services:
New Venture	$6,794		$29,616		$31,188		$69,685
Data Library	16,817		25,466		71,847		47,095
Total multi-client revenues	23,611		55,082		103,035		116,780
Imaging Services	6,100		5,361		22,543		19,740
Total	29,711		60,443		125,578		136,520
Operations Optimization:
Optimization Software & Services	5,492		6,030		23,140		21,129
Devices	7,506		8,121		25,961		22,396
Total	12,998		14,151		49,101		43,525
Total	$42,709		$74,594		$174,679		$180,045
Gross profit (loss):
E&P Technology & Services	$(414)	(a)	$31,743		$35,699	(a)	$43,369
Operations Optimization	5,653		7,313		24,323		22,293
Segment gross profit	5,239		39,056		60,022		65,662
Other	—		(1,247)	(b)	—		(6,042)	(b)
Total	$5,239		$37,809		$60,022		$59,620
Gross margin:
E&P Technology & Services	(1)%		53%		28%		32%
Operations Optimization	43%		52%		50%		51%
Segment gross margin	12%		52%		34%		36%
Other	—%		(1)%		—%		(3)%
Total	12%		51%		34%		33%
Income (loss) from operations:
E&P Technology & Services	$(6,667)	(a)	$26,180		$8,833	(a)	$21,758
Operations Optimization	2,381		3,303		8,189		7,295
Support and other	(5,541)		(46,144)	(c)	(41,481)		(83,325)	(c)
Loss from operations	(9,827)		(16,661)		(24,459)		(54,272)
Interest expense, net	(3,696)		(3,203)		(13,074)		(12,972)
Other expense, net	(679)		180		(1,617)		(436)
Loss before income taxes	$(14,202)		$(19,684)		$(39,150)		$(67,680)

(a) Includes an impairment of multi-client data library of $9.1 million for the three and twelve months ended December 31, 2019.

(b)	Relates primarily to depreciation expense of previously reported Ocean Bottom Integrated Technologies segment.

(c)
Includes loss from operations of previously reported Ocean Bottom Integrated Technologies segment of $39.1 million and $47.6 million for the three and twelve months ended December 2018, respectively, which includes item (a) above, operating expenses of a $1.3 million and $5.0 million for the three and twelve months ended December 31, 2018, and a $36.6 million charge impacting both periods related to the impairment of fixed assets of the Company's former cable-based ocean bottom technologies segment.

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Summary of Net Revenues by Geographic Area
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Latin America	$10,112	$31,515	$60,684	$68,871
North America	13,700	19,022	46,684	44,474
Europe	5,872	11,266	30,722	31,077
Asia Pacific	4,955	6,236	13,242	17,817
Africa	2,542	2,475	10,083	10,837
Middle East	983	3,619	7,347	5,526
Other	4,545	461	5,917	1,443
Total net revenues	$42,709	$74,594	$174,679	$180,045

Reconciliation of Adjusted EBITDA to Net Loss
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term EBITDA (excluding non-recurring items) represents net loss before net interest expense, income taxes, depreciation and amortization and other non-recurring charges such as impairment of long-lived assets and severance expenses. The term Adjusted EBITDA is EBITDA (excluding non-recurring items) but also excludes the impact of fair value adjustments related to the Company’s outstanding stock appreciation awards. EBITDA (excluding non-recurring items) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA (excluding non-recurring items) and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA (excluding non-recurring items) and Adjusted EBITDA as a supplemental disclosure because its management believes that EBITDA (excluding non-recurring items) and Adjusted EBITDA provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net loss	$(14,350)	$(19,097)	$(47,214)	$(70,398)
Interest expense, net	3,696	3,203	13,074	12,972
Income tax expense (benefit)	148	(587)	8,064	2,718
Depreciation and amortization expense	10,508	18,305	43,198	57,751
Impairment of multi-client data library	9,072	—	9,072	—
Impairment of long-lived assets	—	36,553	—	36,553
Severance expense	—	—	2,810	—
EBITDA excluding non-recurring items	9,074	38,377	29,004	39,596
Stock appreciation rights (credit) expense	168	(1,908)	2,910	2,105
Adjusted EBITDA	$9,242	$36,469	$31,914	$41,701

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Description of Special Items and Reconciliation of GAAP (As Reported) to Non-GAAP (As Adjusted) Measures
(Non-GAAP Measure)
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information, additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is income (loss) from operations or net income (loss) excluding certain charges or amounts. This adjusted income (loss) amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income (loss) from operations, net income (loss) or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and the corresponding reconciliation to GAAP financials for the three and twelve months ended December 31, 2019 and 2018.

	Three Months Ended December 31, 2019				Three Months Ended December 31, 2018
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$42,709	$—		$42,709	$74,594	$—		$74,594
Cost of sales	37,470	(9,072)	(1)	28,398	36,785	—		36,785
Gross profit	5,239	9,072		14,311	37,809	—		37,809
Operating expenses	15,066	(168)	(2)	14,898	54,470	(34,645)	(3)	19,825
Income (loss) from operations	(9,827)	9,240		(587)	(16,661)	34,645		17,984
Interest expense, net	(3,696)	—		(3,696)	(3,203)	—		(3,203)
Other income (expense), net	(679)	—		(679)	180	—		180
Income tax benefit	148	445	(1)	593	(587)	—		(587)
Net income (loss)	(14,350)	8,795		(5,555)	(19,097)	34,645		15,548
Net income attributable to noncontrolling interests	(144)	—		(144)	(246)	—		(246)
Net income (loss) applicable to ION	$(14,494)	$8,795		$(5,699)	$(19,343)	$34,645		$15,302
Net income (loss) per share:
Basic	$(1.02)			$(0.40)	$(1.38)			$1.09
Diluted	$(1.02)			$(0.40)	$(1.38)			$1.07
Weighted average number of common shares outstanding:
Basic	14,209			14,209	14,007			14,007
Diluted	14,209			14,209	14,007			14,268

	Twelve Months Ended December 31, 2019				Twelve Months Ended December 31, 2018
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$174,679	$—		$174,679	$180,045	$—		$180,045
Cost of sales	114,657	(9,072)	(1)	105,585	120,425	—		120,425
Gross profit	60,022	9,072		69,094	59,620	—		59,620
Operating expenses	84,481	(5,720)	(2)	78,761	113,892	(38,658)	(3)	75,234
Loss from operations	(24,459)	14,792		(9,667)	(54,272)	38,658		(15,614)
Interest expense, net	(13,074)	—		(13,074)	(12,972)	—		(12,972)
Other income (expense), net	(1,617)	—		(1,617)	(436)	—		(436)
Income tax expense	8,064	445	(1)	8,509	2,718	—		2,718
Net loss	(47,214)	14,347		(32,867)	(70,398)	38,658		(31,740)
Net income attributable to noncontrolling interests	(985)	—		(985)	(773)	—		(773)
Net loss applicable to ION	$(48,199)	$14,347		$(33,852)	$(71,171)	$38,658		$(32,513)
Net loss per share:
Basic	$(3.41)			$(2.40)	$(5.20)			$(2.37)
Diluted	$(3.41)			$(2.40)	$(5.20)			$(2.37)
Weighted average number of common shares outstanding:
Basic	14,131			14,131	13,692			13,692
Diluted	14,131			14,131	13,692			13,692

(1)	Represents the impairment of multi-client data library of $9.1 million and the related tax impact of $0.4 million for the three and twelve months ended December 31, 2019.
(2)
Represents stock appreciation right award expense of $0.2 million and $2.9 million for the three and twelve months ended December 31, 2019, respectively. In addition the twelve months ended December 31, 2019 includes severance expenses of $2.8 million.

(3)
Represents stock appreciation right award (credit) expense of $(2.0) million and $2.1 million for the three and twelve months ended December 31, 2018, respectively. In addition the three and twelve months ended December 31, 2018 include a $36.6 million impairment of fixed assets related to the Company's former cable-based ocean bottom technologies.